UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26301 (Commission File Number)	52-1984749 (I.R.S. Employer Identification Number)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Companywide Milestone Incentive Bonus Program

On December 15, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of United Therapeutics Corporation (the “Company”) approved modifications to the Milestones under the Company-wide Milestone Incentive Bonus Program (“Program”).  The Committee amended and consolidated the Milestones in the Program, decreasing the number of Milestones from five to four and changing the criteria as detailed below.

Cash incentive bonus compensation for the Company’s Named Executive Officers is primarily determined by the Program, in which all full-time employees of United Therapeutics also participate. The achievement of Milestones under the Program is also one of the criteria used to determine long-term incentive bonus compensation in the form of share tracking awards to the Company’s Named Executive Officers (other than its Chief Executive Officer).

The Program is administered by the Committee. The actual cash incentive bonus award earned by a Named Executive Officer under the Program is determined by multiplying the Named Executive Officer’s cash incentive bonus target opportunity for that period by the award percentage earned in accordance with Milestone performance targets. Additionally, the Committee may exercise its discretion to increase the award percentage earned.

The Program establishes a combination of qualitative and/or quantitative metrics, as appropriate, which are measured by a number of Company-wide Milestones, ranging from three to ten.  The Committee, in its discretion, amends the Company-wide Milestones from time to time, to reflect core performance measures for the success of the Company’s business.

For 2010, the Committee amended and consolidated the Milestones.  Milestone 1 remains unchanged.  Milestone 2 now uses an increase in the number of prescriptions to measure the Company’s financial growth between each measuring period.  Milestone 3 consolidated the former research and development and manufacturing milestones under one umbrella.  And, finally, Milestone 4 places increases emphasis on ethical conduct by the Company’s sales and marketing department.

Each Milestone is weighted equally at 25% and partial credit has been eliminated for Milestones 1 and 4.

As so revised, the Milestones under the Program beginning January 1, 2010, to be applied to bonuses paid on September 15, 2010, are as follows:

2

Milestone 1: Cash Profits	Milestone 2: Financial Growth	Milestone 3: Research, Development & Manufacturing	Milestone 4: Ethics

Earnings Before Interest, Tax, Depreciation, Amortization and Stock Options (EBITDASO) growth in the top quintile of the Company’s peer group, as measured by a 30% growth in EBITDASO (excluding one-time events) for the same quarters in sequential years or 7.5% growth in EBITDASO (excluding one-time events) for sequential quarters.

Superior financial growth as evidenced objectively by growing the number of patient prescriptions by 50% over annual measurement periods.

3 Year Drug Product inventory at TTM sales level for all commercial products will earn Milestone Weight of 12%, plus multiple development programs in Phase 2 and 3, each of which will earn 1% and 4% respectively (up to the maximum weight of the Milestone), provided that such development programs are either covered by orphan drug status or will have more than 10 years of IP protection at approval.

Culture of Ethics as measured by absence of adverse regulatory proceedings & survey data indicating most doctors rank UT as highest of its competitors, or very high, in terms of its compliance with FDA rules and regulations.

Weight of Milestone: 25%	Weight of Milestone: 25%	Weight of Milestone: 25%	Weight of Milestone: 25%

Partial credit may be earned under Milestones 2 and 3 depending on several factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: December 18, 2009	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel